UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) June 24, 2016

ARC Document Solutions, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-32407	20-1700361

(State or other jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1981 N. Broadway, Walnut Creek, California	94596

(Address of Principal Executive Offices)	(Zip Code)

(925) 949-5100
Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On June 24, 2016, ARC Document Solutions, LLC, a wholly-owned subsidiary of ARC Document Solutions, Inc. (the “Company”), entered into an amendment (the “Amendment”) to its Credit Agreement, initially dated as of November 20, 2014 (the “Credit Agreement”) with Wells Fargo Bank, National Association, as administrative agent (the “Agent”), and the lenders party thereto. The Amendment reduces the Fixed Charge Coverage Ratio (as defined in the Credit Agreement) that the Company is required to maintain, as of the last day of each fiscal quarter, from 1.25 to 1.00, to 1.15 to 1.00. In connection with the Amendment, the Company paid certain customary fees to the Agent and the lenders that provided their consent to the Amendment.

A copy of the Amendment is filed as Exhibit 10.1 hereto and is incorporated herein by reference. The above description of the Amendment contained herein is qualified in its entirety by the full text of such exhibit.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits.

Exhibit No.	Description

10.1	Amendment to Credit Agreement, dated June 24, 2016, among ARC Document Solutions, LLC, Wells Fargo Bank, National Association, as administrative agent, and the lenders party thereto.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 24, 2016	ARC DOCUMENT SOLUTIONS, INC.
	By:	/s/ Jorge Avalos
Jorge Avalos
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Amendment to Credit Agreement, dated June 24, 2016, among ARC Document Solutions, LLC, Wells Fargo Bank, National Association, as administrative agent, and the lenders party thereto.